UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019

Hospitality Investors Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2019, Hospitality Investors Trust, Inc. (the “Company”) refinanced mortgage debt on two of its hotel properties: the Courtyard Baltimore Downtown/Inner Harbor, a 205-key select service hotel located in Baltimore, MD (the “Courtyard Baltimore”), and the Courtyard Providence Downtown, a 219-key select service hotel located in downtown Providence, RI (the “Providence Courtyard”).

The Company, through certain of its subsidiaries (the “Borrowers”), entered into a new mortgage loan agreement (the “Refinanced Baltimore Courtyard and Providence Courtyard Mortgage Loan”) and a new mezzanine loan agreement (the “Refinanced Baltimore Courtyard and Providence Courtyard Mezzanine Loan”), each with Deutsche Bank AG, New York Branch, as lender (the “Lender” or “DB”), in an aggregate principal amount of $46.1 million (such loans collectively, the “Refinanced Baltimore Courtyard and Providence Courtyard Loans”). The Baltimore Courtyard and the Providence Courtyard properties serve as collateral for the Refinanced Baltimore Courtyard and Providence Courtyard Mortgage Loan and the Company’s ownership interest in the entities which own and operate the Baltimore Courtyard and the Providence Courtyard properties serve as collateral for the Refinanced Baltimore Courtyard and Providence Courtyard Mezzanine Loan.

At the closing of the Refinanced Baltimore Courtyard and Providence Courtyard Loans, the net proceeds after accrued interest and certain closing costs were used to repay the $45.5 million principal amount then outstanding under the Company’s existing mortgage indebtedness on the Baltimore Courtyard and the Providence Courtyard properties.

The Refinanced Baltimore Courtyard and Providence Courtyard Loans mature on May 1, 2021, subject to three (one-year) extension rights which, if all three extension rights are exercised, would result in an outside maturity date of May 1, 2024. The Refinanced Baltimore Courtyard and Providence Courtyard Loans are fully prepayable, in whole but not in part, (i) without any prepayment fees or any other fee or penalty, during the period prior to October 1, 2019 and after April 1, 2021, and (ii) subject to payment of certain prepayment fees, during the period from October 1, 2019 to April 1, 2021.

Each of the Refinanced Baltimore Courtyard and Providence Courtyard Mortgage Loan and the Refinanced Baltimore Courtyard and Providence Courtyard Mezzanine Loan require monthly interest payments at a variable rate equal to one-month LIBOR plus 2.75%.

The Refinanced Baltimore Courtyard and Providence Courtyard Loans (i) are non-recourse except for certain environmental indemnities and certain so-called “bad boy” events and (ii) are fully recourse upon the occurrence of certain other “bad boy” events. The Company and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), and the Borrowers, as indemnitors, entered into two Environmental Indemnity Agreements, dated as of April 5, 2019, one in respect of the Refinanced Baltimore Courtyard and Providence Courtyard Mortgage Loan and one in respect of the Refinanced Baltimore Courtyard and Providence Courtyard Mezzanine Loan, in favor of the Lender, as indemnitee (the “Environmental Indemnities”) with respect to these environmental indemnities. The Company and the OP also executed two Guaranty of Recourse Obligations, dated as of April 5, 2019, one in respect of the Refinanced Baltimore Courtyard and Providence Courtyard Mortgage Loan and one in respect of the Refinanced Baltimore Courtyard and Providence Courtyard Mezzanine Loan, to and for the benefit of the Lender (the “Guaranties”) pursuant to which the Company and the OP guaranteed their recourse obligations to the Lender.

For the term of the Refinanced Baltimore Courtyard and Providence Courtyard Loans, the Company and the OP are required to maintain, on a consolidated basis, a net worth of $50.0 million (excluding accumulated depreciation and amortization).

There are no relationships between the Company, the OP and the Borrowers, on the one hand, and DB, on the other hand, except that DB and affiliates of DB have made other mortgage and mezzanine loans to the Company and the Company’s affiliates.

The descriptions of the Refinanced Baltimore Courtyard and Providence Courtyard Loans, Guaranties and Environmental Indemnities in this Current Report on Form 8-K are summaries and are qualified in their entirety by the complete terms of the Refinanced Baltimore Courtyard and Providence Courtyard Loans, Guaranties and Environmental Indemnities. Copies of the Refinanced Baltimore Courtyard and Providence Courtyard Loans, Guaranties and Environmental Indemnities are attached as exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of April 5, 2019, by and among the Entities Listed on Schedule 1-A thereto, collectively, as borrower, and the Entities Listed on Schedule 1-B thereto, collectively, as operating lessee, and Deutsche Bank AG, New York Branch, as lender
10.2	Mezzanine Loan Agreement, dated as of April 5, 2019, by and among HIT 2PK Mezz, LLC, as borrower, and HIT 2PK TRS Mezz, LLC, as leasehold pledgor, and Deutsche Bank AG, New York Branch, as lender
10.3	Guaranty of Recourse Obligations, dated as of April 5, 2019, by Hospitality Investors Trust Operating Partnership, LP and Hospitality Investors Trust, Inc. to and for the benefit of Deutsche Bank AG, New York Branch
10.4	Mezzanine Guaranty of Recourse Obligations, dated as of April 5, 2019, by Hospitality Investors Trust Operating Partnership, LP and Hospitality Investors Trust, Inc. to and for the benefit of Deutsche Bank AG, New York Branch
10.5	Environmental Indemnity Agreement, dated as of April 5, 2019, on behalf of Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P. and the Entities Listed on Schedule I, as indemnitors, in favor of Deutsche Bank AG, New York Branch, as indemnitee
10.6	Mezzanine Environmental Indemnity Agreement, dated as of April 5, 2019, on behalf of Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P. and HIT 2PK Mezz, LLC, as indemnitors, in favor of Deutsche Bank AG, New York Branch, as indemnitee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President